                                                                    EXHIBIT 25.1

--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ____________________


                                    FORM T-1

            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
            TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________

                         ______________________________


                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                        (Zip Code)
executive offices)

                        Bankers Trust Company
                        Legal Department
                        130 Liberty Street, 31st Floor
                        New York, New York  10006
                        (212) 250-2201
           (Name, address and telephone number of agent for service)

                       _________________________________


                        CLARK REFINING & MARKETING, INC.
              (Exact name of obligor as specified in its charter)


Delaware                                                     43-1495734
(State or other jurisdiction of                              (I.R.S. Employer
Incorporation or organization                                Identification no.)

8182 MARYLAND AVENUE
ST. LOUIS, MO                                                63105
(Address of principal executive offices                      (Zip Code)


                       8 3/8% NEW SENIOR NOTES DUE 2007
                      (Title of the indenture securities)

Item 1.  General Information.

              Furnish the following information as to the trustee.

              (a) Name and address of each examining or supervising authority to which it is subject.

              Name                                       Address
              ----                                       -------

              Federal Reserve Bank (2nd District)        New York, NY
              Federal Deposit Insurance Corporation      Washington, D.C.
              New York State Banking Department          Albany, NY

              (b)  Whether it is authorized to exercise corporate trust powers.

                   Yes.

Item 2.  Affiliations with Obligor.

              If the obligor is an affiliate of the Trustee, describe each such affiliation.

              None.

Item 3.-15.   Not Applicable

Item 16.      List of Exhibits.

              Exhibit 1 -  Restated Organization Certificate of Bankers Trust
                           Company dated August 7, 1990, Certificate of
                           Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, incorporate by referenced to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-25843 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 17, 1997, copy attached.

              Exhibit 2 -  Certificate of Authority to commence business -
                           Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

              Exhibit 3 -  Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to
                           Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

              Exhibit 4 -  Existing By-Laws of Bankers Trust Company, as amended on February 18, 1997, Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-24509-01.

              Exhibit 5 -  Not applicable.

              Exhibit 6 -  Consent of Bankers Trust Company required by Section
                           321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

              Exhibit 7 -  The latest report of condition of Bankers Trust
                           Company dated as of September 30, 1997. Copy attached.

              Exhibit 8 -  Not Applicable.

              Exhibit 9 -  Not Applicable.

                                   SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 15th day of December, 1997.


                                        BANKERS TRUST COMPANY



                                        By:  /s/ Kevin Weeks
                                             --------------------------------
                                             Kevin Weeks
                                             Assistant Vice President


Legal Title of Bank:  Bankers Trust Company        Call Date:  09/30/97        ST-BK:  36-4840         FFIEC 031
Address:              130 Liberty Street           Vendor ID:  D               CERT:  00623            Page RC-1
City, State  ZIP:     New York, NY  10006                                                              11
FDIC Certificate No.: | 0 | 0 | 6 | 2 | 3


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                                          C400
                                                                                                                   ------------
                                                                    Dollar Amounts in Thousands            RCFD    Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                                     / / / / / / / / /
 1.  Cash and balances due from depository institutions (from Schedule RC-A):..................                    / / / / / / / / /
     a.  Noninterest-bearing balances and currency and coin (1)................................            0081      1,526,000  1.a.
     b.  Interest-bearing balances (2).........................................................            0071      2,591,000  1.b.
 2.  Securities:...............................................................................            / / / / / / / / /
     a.  Held-to-maturity securities (from Schedule RC-B, column A)............................            1754              0  2.a.
     b.  Available-for-sale securities (from Schedule RC-B, column D)..........................            1773      3,903,000  2.b.
 3.  Federal funds sold and securities purchased under agreements to resell....................            1350     29,339,000  3.
 4.  Loans and lease financing receivables:....................................................            / / / / / / / / /
     a.  Loans and leases, net of unearned income (from Schedule RC-C)...RCFD 2122   19,343,000            / / / / / / / / /  4.a.
     b.  LESS:  Allowance for loan and lease losses......................RCFD 3123      723,000            / / / / / / / / /  4.b.
     c.  LESS:  Allocated transfer risk reserve..........................RCFD 3128            0            / / / / / / / / /  4.c.
     d.  Loans and leases, net of unearned income,.............................................            / / / / / / / / /
         allowance, and reserve (item 4.a minus 4.b and 4.c)...................................            2125     18,620,000  4.d.
 5.  Trading Assets (from schedule RC-D).......................................................            3545     43,032,000  5.
 6.  Premises and fixed assets (including capitalized leases)..................................            2145        766,000  6.
 7.  Other real estate owned (from Schedule RC-M)..............................................            2150        186,000  7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)..            2130         59,000  8.
 9.  Customers' liability to this bank on acceptances outstanding..............................            2155        703,000  9.
10.  Intangible assets (from Schedule RC-M)....................................................            2143         84,000  10.
11.  Other assets (from Schedule RC-F).........................................................            2160      5,343,000  11.
12.  Total assets (sum of items 1 through 11)..................................................            2170    106,152,000  12.
                                                                                                           -------------------------

__________________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:       Bankers Trust Company                      Call Date: 09/30/97     ST-BK:  36-4840            FFIEC  031
Address:                   130 Liberty Street                         Vendor ID: D            CERT:  00623               Page  RC-2
City, State Zip:           New York, NY  10006                                                                           12
FDIC Certificate No.:      / 0 / 0 / 6 / 2 / 3



Schedule RC--Continued                                                                                ----------------------------
                                                                 Dollar Amounts in Thousands          / / / / /       Bil Mil Thou
---------------------------   ----------------------------------------------------------------------------------------------------
LIABILITIES                                                                                           / / / / / / / / / / / / / /
13.  Deposits:                                                                                        / / / / / / / / / / / / / /
     a.   In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)           RCON 2200        22,016,000
            (1)    Noninterest-bearing(1)......................RCON 6631         2,272,000......      / / / / / / / / / / / / / /
            (2)    Interest-bearing............................RCON 6636        19,744,000......      / / / / / / / / / / / / / /
     b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,          / / / / / / / / / / / / / /
            part II)............................................................................      RCFN 2200        26,396,000
            (1)    Noninterest-bearing.........................RCFN 6631         1,304,000......      / / / / / / / / / / / / / /
            (2)    Interest-bearing............................RCFN 6636        25,092,000......      / / / / / / / / / / / / / /
14.  Federal funds purchased and securities sold under agreements to repurchase                       RCFD 2800        11,779,000
15.  a.   Demand notes issued to the U.S. Treasury..............................................      RCON 2840                 0
     b.   Trading liabilities (from Schedule RC-D)..............................................      RCFD 3548        23,059,000
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):  / / / / / / / / / / / / / /
     a.   With a remaining maturity of one year or less.........................................      RCFD 2332         6,391,000
     b.   With a remaining maturity of more than one year through three years...................      A547                369,000
     c.   With a remaining maturity of more than three years....................................      A548              3,176,000
17.  Not Applicable.                                                                                  / / / / / / / / / / / / / /
18.  Bank's liability on acceptances executed and outstanding...................................      RCFD 2920           703,000
19.  Subordinated notes and debentures (2)......................................................      RCFD 3200         1,250,000
20.  Other liabilities (from Schedule RC-G).....................................................      RCFD 2930         5,222,000
21.  Total liabilities (sum of items 13 through 20).............................................      RCFD 2948       100,361,000
22.  Not Applicable                                                                                   / / / / / / / / / / / / / /
                                                                                                      / / / / / / / / / / / / / /
EQUITY CAPITAL                                                                                        / / / / / / / / / / / / / /
23.  Perpetual preferred stock and related surplus..............................................      RCFD 3838         1,000,000
24.  Common stock...............................................................................      RCFD 3230         1,202,000
25.  Surplus (exclude all surplus related to preferred stock)...................................      RCFD 3839           540,000
26.  a.   Undivided profits and capital reserves................................................      RCFD 3632         3,409,000
     b.   Net unrealized holding gains (losses) on available-for-sale securities................      RCFD 8434            15,000
27.  Cumulative foreign currency translation adjustments........................................      RCFD 3284          (375,000)
28.  Total equity capital (sum of items 23 through 27)..........................................      RCFD 3210         5,791,000
29.  Total liabilities and equity capital (sum of items 21 and 28)..............................      RCFD 3300       106,152,000

Memorandum
To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the statement below that
     best describes the most comprehensive level of auditing work performed for                                          Number
     the bank by independent external auditors as of any date during 1996.......................      RCFD 6724               N/A

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4  =  Directors' examination of the bank performed by other external auditors
      (may be required by state chartering authority)

5  =  Review of the bank's financial statements by external auditors

6  =  Compilation of the bank's financial statements by external auditors

7  =  Other audit procedures (excluding tax preparation work)

8  =  No external audit work

----------------------
(1)  Including total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.

                               State of New York,

                               Banking Department

     I, MANUEL KURSKY, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated September 17, 1997, providing for an increase in authorized capital stock from $2,001,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $2,201,666,670 consisting of 120,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New York, this 26th day of September in the Year of our Lord one thousand nine hundred and ninety-seven.


                                                     Manuel Kursky
                                       -----------------------------------------
                                             Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                                  ----------

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a
Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1. The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

     "III. The amount of capital stock which the corporation is hereafter to have is Two Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,001,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

     "III. The amount of capital stock which the corporation is hereafter to have is Two Billion, Two Hundred and One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,201,666,670), divided into One Hundred Twenty Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (120,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

          6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

          IN WITNESS WHEREOF, we have made and subscribed this certificate this 17th day of September, 1997.


                                                   James T. Byrne, Jr.
                                                -------------------------
                                                   James T. Byrne, Jr.
                                                   Managing Director


                                                   Lea Lahtinen
                                                -------------------------
                                                   Lea Lahtinen
                                                   Assistant Secretary

State of New York     )
                      )  ss:
County of New York    )

          Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.


                                                   Lea Lahtinen
                                                -------------------------
                                                   Lea Lahtinen

Sworn to before me this 17th day
of September, 1997.


        Josephine A. Monti
----------------------------------
        Notary Public

         JOSEPHINE A. MONTI
  Notary Public State of New York
          No. 52-4519901
   Qualified in New York County
Commission Expires October 19, 1997